UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2013 (July 25, 2013)
iPAYMENT HOLDINGS, INC.
iPAYMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware Delaware	333-177233-19 000-50280	20-4777880 62-1847043
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Tower 56, 126 East 56th Street 33rd Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 802-7200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment to the Credit Agreement

On July 25, 2013 (the “Amendment Date”), iPayment, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Credit Agreement, dated as of May 6, 2011 (as amended by the Amendment, the “Credit Agreement”), among the Company, iPayment Holdings, Inc., the subsidiaries of the Company identified therein as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, swing line lender and L/C issuer and the other lenders party thereto.

The description set forth below is intended to be a summary only. Therefore, the description is not complete and is qualified in its entirety by reference to the full and complete terms contained in the Amendment, a copy of which is filed with this Current Report on Form 8-K as exhibit 10.1 and incorporated herein by reference.

The applicable margin for the revolving facility was amended as follows: (i) if the consolidated leverage ratio as at the last test date is less than 4.0:1.0, 3.75% (for Eurodollar rate loans) or 2.75% (for base rate loans), (ii) if the consolidated leverage ratio as at the last test date is greater than or equal to 4.0:1.0 but less than 4.5:1.0, 4.25% (for Eurodollar rate loans) or 3.25% (for base rate loans), (iii) if the consolidated leverage ratio as at the last test date is greater than or equal to 4.5:1.0 but less than 5.0:1.0, 4.75% (for Eurodollar rate loans) or 3.75% (for base rate loans), and (iv) if the consolidated leverage ratio as at the last test date is greater than or equal to 5.0:1.0, 5.25% (for Eurodollar rate loans) or 4.25% (for base rate loans). The applicable margin for the term facility was increased to 5.25% (for Eurodollar rate loans) and 4.25% (for base rate loans).

Certain voluntary prepayments made in connection with any modification of the Credit Agreement that reduces the applicable margin with respect to any Term Loans, or in connection with any refinancing of any Term Loans in whole or in part with proceeds of Indebtedness having lower applicable margins or applicable total yield than the applicable margin or applicable total yield for the Term Loans prior to the first year anniversary of the Amendment Date will be subject to a 1.00% prepayment penalty.

The financial covenants have been modified as follows: (i) the minimum Consolidated Interest Coverage Ratio is required to be not less than (1) 1.25x as of the end of each fiscal quarter through December 31, 2015, (2) 1.30x for each fiscal quarter ending between January 1, 2016 and December 31, 2016, and (3) 1.35x for each fiscal quarter ending thereafter and (ii) the maximum Senior Secured Leverage Ratio is required to be less than (1) 4.00x as of the end of each fiscal quarter through March 31, 2014, (2) 3.75x as of the end of each fiscal quarter ending between April 1, 2014 and March 31, 2015, (3) 3.50x as of the end of each fiscal quarter ending between April 1, 2015 and March 31, 2016, (4) 3.25x as of the end of each fiscal quarter ending between April 1, 2016 and March 31, 2017 and (5) 3.00x for each fiscal quarter ending thereafter.

In addition, the Amendment included certain other changes to the restricted payments and investments negative covenants in the Credit Agreement.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1
Amendment to the Credit Agreement, dated as of July 25, 2013, among the Company, as borrower, iPayment Holdings, Inc. and the other subsidiaries of the Company party thereto, as guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
IPAYMENT HOLDINGS, INC.

By:    /s/ Mark C. Monaco
    Name:     Mark C. Monaco
    Title:     Executive Vice President, Chief
        Financial Officer, Treasurer and
        Director of iPayment Holdings, Inc.
        (Principal Financial Officer)
Dated: July 26, 2013
IPAYMENT, INC.

By:    /s/ Mark C. Monaco
    Name:    Mark C. Monaco
    Title:     Executive Vice President, Chief
        Financial Officer, Treasurer and
        Director of iPayment, Inc.
        (Principal Financial Officer)
Dated: July 26, 2013

4